Pattern Reports Record Third Quarter 2026 Financial Results
Q3 Revenue Growth of 38%, for a Record $886 million
NRR of 127%, up from 122% in the Prior Year Period

LEHI, UT — November 4, 2026 — Pattern Group Inc. (NASDAQ: PTRN), a leader in accelerating brands on global ecommerce marketplaces, today announced financial results for the third quarter ended September 30, 2026.
“We delivered another record quarter, with revenue of $886 million, up 38% year over year with net revenue retention of 127%,” said Dave Wright, Co-Founder and CEO of Pattern. “We’re helping existing brand partners grow while more brands choose Pattern to expand their businesses across marketplaces and geographies. This strong momentum underpins our increased full-year outlook.”
“As AI creates new ways for consumers to discover and buy products, brands need technology and infrastructure that turn those opportunities into growth,” said Wright. “Pattern Intelligence brings together our technology to optimize the four levers of the ecommerce equation: traffic, conversion, price and availability. Our advantage comes from combining that intelligence with 13 years of execution, more than 100 trillion data points, and the global logistics infrastructure to help brands grow wherever consumers shop.”
Third Quarter 2026 Financial Highlights
•Record Revenues of $886 million, up 38% year over year. As a reminder, the timing of marketplace promotional events shifted approximately 4 percentage points of revenue growth from Q3 into Q2. Excluding this shift, revenue growth would have been approximately 42% year over year in both Q3 and Q2.
•Net Revenue Retention Rate (“NRR”) of 127%, up from 122% in the prior year.
•Record Revenue, not attributable to Amazon, of $88 million, up 86% year over year.
•International Revenue of $106 million, up 56% year over year.
•Net income of $32 million, up $91 million year over year, and diluted earnings per share of $0.18.
•Adjusted EBITDA (non-GAAP) of $57 million, up 40% year over year.
•Net cash provided by operating activities for the trailing twelve months (“TTM”) ended September 30, 2026 of $142 million, up 54% year over year.
•Free Cash Flow (non-GAAP) for the TTM ended September 30, 2026 of $106 million, up 50% year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Financial Outlook
“Our record top line performance translated to strong bottom line delivery and meaningful free cash flow generation,” said Jason Beesley, Chief Financial Officer of Pattern. “On a trailing twelve month basis, the business generated $106 million of free cash flow, enabling us to invest for growth and return value to shareholders. We are raising our full year outlook, underscoring the power of Pattern’s model and our commitment to driving durable growth and long-term shareholder value.”
For the fourth quarter 2026, Pattern anticipates:
Revenues in the range of $965 million to $985 million, representing approximately 34% to 36% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $54 million to $55 million, representing approximately 27% to 29%% growth year over year.

For the full year 2026, Pattern anticipates:
Revenues in the range of $3.50 billion to $3.52 billion, representing approximately 40% to 41% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $219 million to $220 million, representing approximately 44% growth year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures.
Conference Call, Webcast, and Other Information
Pattern will host a conference call and live webcast to discuss its third quarter 2026 financial results at 2:30 p.m. Mountain Time today, November 4, 2026. A live webcast of the call can be accessed from Pattern’s investor relations website at https://investors.pattern.com/. An archived version of the webcast will be available from the same website after the call.
About Pattern
Pattern accelerates brands on global ecommerce marketplaces leveraging proprietary technology and AI. Utilizing more than 100 trillion data points, sophisticated machine learning and AI models, Pattern optimizes and automates key levers of ecommerce growth for global brands, including advertising, content management, logistics and fulfillment, pricing, forecasting and customer service. Hundreds of global brands depend on Pattern’s ecommerce acceleration platform every day to drive profitable revenue growth across more than 80 global marketplaces—including Amazon, TikTok Shop, Walmart.com, Target.com, eBay, Tmall, JD, and Mercado Libre.
Forward-Looking Statements
This press release and corresponding presentation contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Company’s future performance, growth, opportunities, profitability, cash flows, offerings, momentum, growth of new and existing brand partners, expectations regarding our share repurchase program, growth of our non-Amazon and international business, strategies, market position, macro environment, geopolitical conflict, impacts of trade policies, potential supply chain disruptions, price increases, market trends, consumer spending, sentiment and practices, and our ability to navigate the same; financial guidance regarding revenues, revenue growth, adjusted EBITDA, adjusted EBITDA growth, and other financial items; and statements involving timing, beliefs or assumptions underlying any of the foregoing. You should not place any undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof.
Forward-looking statements are inherently difficult to predict. Actual results could differ materially for a number of reasons, including but not limited to those related to the Company’s relatively limited history operating as a public company which makes it difficult to evaluate the Company’s business and prospects, the market for the Company’s product or service offerings developing slower or differently than expected; any difficulties we may experience with brand partners, marketplaces, sourcing of products, accessing and utilizing marketplace data, responding to technological advancement, attracting/retaining key employees, forecasting consumer demand and practices, maintaining customer satisfaction, optimizing operations, driving traffic to our products; any difficulties with our infrastructure, fulfillment partners, supply chain, payment processors, data storage, data processing, shipping, insurance, competition, macroeconomic factors, consumer discretionary spending, tariffs or trade policies, global or political conflict, inflation rates, exchange rates, or any inability to sustain profitable growth. Other risks and uncertainties include, among others, any problems with product or tool integration, protection of our intellectual property, cyber-attacks or data breaches affecting us, adverse tax, compliance, regulatory or legal developments, lawsuits or claims, and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange

Commission ("SEC") on March 6, 2026, our quarterly report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026, and in our subsequent filings with the SEC.

Media Contact:
Tom Cook
Global Communications
press@pattern.com

Investor Contact:
Christine DiSanto (Greany)
The Blueshirt Group
investors@pattern.com

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026
Revenues	$639,655	$885,847	$1,778,211	$2,536,347
Operating expenses:
Cost of goods sold	356,132	499,165	1,002,065	1,425,069
Operations, general and administrative	177,936	168,847	381,704	479,668
Sales and marketing	141,182	165,320	358,402	479,847
Research and development	24,584	15,027	36,682	39,168
Total operating expenses	699,834	848,359	1,778,853	2,423,752
Operating income (loss)	(60,179)	37,488	(642)	112,595
Stock amendment expense	(32,676)	—	(32,676)	—
Interest income, net	1,855	2,182	5,060	6,635
Other income (expense), net	(291)	303	(420)	(176)
Income (loss) before income taxes	(91,291)	39,973	(28,678)	119,054
Provision (benefit) for income taxes	(32,232)	7,901	(16,202)	30,270
Net income (loss)	$(59,059)	$32,072	$(12,476)	$88,784
Adjustments to net income attributable to common stockholders	163,931	—	172,853	—
Net income (loss) attributable to common stockholders	$(222,990)	$32,072	$(185,329)	$88,784

Net earnings (loss) per share attributable to common stockholders:
Basic	$(2.19)	$0.18	$(1.96)	$0.50
Diluted	$(2.19)	$0.18	$(1.96)	$0.49

Weighted-average common shares outstanding:
Basic	101,747	177,185	94,350	176,984
Diluted	101,747	182,430	94,350	181,028

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2026
Cash flows from operating activities:
Net income (loss)	$(12,476)	$88,784
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,547	17,493
Stock-based compensation	84,700	31,238
Stock amendment expense	32,676	—
Deferred income taxes	(15,958)	9,792
Other	1,751	40
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	787	(10,834)
Inventory	(4,789)	(73,445)
Prepaid expenses and other current assets	(18,814)	8,743
Other non-current assets	(1,121)	(107)
Operating leases, net	167	544
Accounts payable	6,168	48,941
Accrued expenses	11,342	10,095
Other liabilities	(6,067)	2,379
Net cash provided by operating activities	90,913	133,663
Cash flows from investing activities:
Purchases of property and equipment	(15,200)	(30,985)
Other	8	1
Net cash used in investing activities	(15,192)	(30,984)
Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	135,029	—
Payment of taxes withheld upon vesting of restricted stock	(73,116)	(19,628)
Repurchases of common stock	—	(22,089)
Proceeds from employee stock purchase plan	—	1,256
Other	(319)	—
Net cash provided by (used in) financing activities	61,594	(40,461)
Effect of exchange rates on cash and cash equivalents	(127)	425
Net change in cash and cash equivalents	137,188	62,643
Cash and cash equivalents at beginning of the period	175,615	289,049
Cash and cash equivalents at end of the period	$312,803	$351,692

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	December 31, 2025	September 30, 2026
Assets
Current Assets:
Cash and cash equivalents	$289,049	$351,692
Accounts receivable, net of allowance	177,214	188,049
Inventory	294,737	367,588
Prepaid expenses and other current assets	31,575	23,061
Total current assets	792,575	930,390
Property and equipment, net	41,087	58,373
Intangible assets, net	16,694	12,424
Goodwill	37,769	37,841
Operating lease right-of-use assets	28,164	54,196
Other non-current assets	31,350	21,555
Total assets	$947,639	$1,114,779
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$274,977	$323,691
Accrued expenses	53,818	63,913
Operating lease liabilities, current	8,826	10,203
Other current liabilities	921	3,409
Total current liabilities	338,542	401,216
Operating lease liabilities, non-current	22,009	47,208
Other non-current liabilities	6,093	5,874
Total liabilities	366,644	454,298
Stockholders' equity:
Series A Common stock, $0.001 par value: 2,200,000 and 2,200,000 shares authorized, respectively; 154,691 and 155,137 shares issued and outstanding, respectively	155	155
Series B Common stock, $0.001 par value: 100,000 and 100,000 shares authorized, respectively; 21,703 and 21,703 shares issued and outstanding, respectively	22	22
Additional paid-in capital	551,648	542,425
Accumulated other comprehensive income	448	373
Retained earnings	28,722	117,506
Total stockholders' equity	580,995	660,481
Total liabilities and stockholders' equity	$947,639	$1,114,779

Supplemental Operational Data
We measure our business using both financial and operating metrics to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
Existing brand partners are brand partners that have been with Pattern for more than twelve months since Pattern first generated over $1,000 in revenue attributable to such brand partner. New brand partners are all other brand partners that are not existing brand partners.
NRR is an important metric to measure the long-term performance of our brand partner relationships. In any given period, we calculate NRR by comparing total revenue attributable to all existing brand partners in the current trailing 12-month period to that of the previous trailing 12-month period. This metric, expressed as a percentage, provides valuable insight into the accelerated growth delivered through our platform, the effectiveness of our brand expansion strategies and our ability to deepen relationships with existing brand partners. For the purpose of our NRR calculation, we only include brand partners that, as of the measurement date, are existing brand partners. Additionally, for those existing brand partners that, as of the measurement date, have been with Pattern for more than twelve full months but less than 24 full months since we first generated over $1,000 in revenue attributable to such brand partner, we only include current period revenue for the corresponding months in the current period for which the brand partner had attributable revenue in the previous period. Current period revenue includes the impact of any expansion, contraction and attrition. NRR excludes revenue attributable to new brand partners during the current period and all revenue attributable to services relating to consulting and design.
Non-GAAP Financial Measures
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including Adjusted EBITDA and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.
We calculate forward-looking non-GAAP financial measures, such as Adjusted EBITDA, based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward-looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We calculate Adjusted EBITDA as net income (loss) excluding depreciation and amortization; interest income, net; provision (benefit) for income taxes; share-based compensation expense and related taxes; the stock amendment expense; indirect initial public offering and secondary offering costs; and other items that we do not consider representative of our underlying operations. We believe it is useful to exclude charges, such as depreciation and amortization and share-based compensation expense from our Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude interest income, net; provision (benefit) for income taxes; and other items that are not components of our core business operations. Non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss) or any other measure of financial performance calculated and prescribed in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do, thus limiting its usefulness as a comparative measure.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities reduced by purchases of property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2026	2025	2026
Net income (loss)	$(59,059)	$32,072	$(12,476)	$88,784
Add (deduct):
Depreciation and amortization	4,262	6,261	12,547	17,493
Interest income, net	(1,855)	(2,182)	(5,060)	(6,635)
Provision (benefit) for income taxes	(32,232)	7,901	(16,202)	30,270
Other:
Share-based compensation and related taxes(1)	91,708	13,382	91,708	34,213
Stock amendment expense(2)	32,676	—	32,676	—
Indirect initial public offering and secondary offering costs(3)	5,235	—	6,477	856
Other	319	3	319	3
Adjusted EBITDA	$41,054	$57,437	$109,989	$164,984
_________________
(1)Share-based compensation and related taxes include compensation expense for both stock and cash settled restricted stock units and the related employer taxes.
(2)Stock amendment expense represents a non-cash expense associated with the filing and effectiveness of our amended and restated certificate of incorporation in August 2025, which modified the terms of the Founder Voting and Non-Voting Preferred Stock (“the Founder Preferred Stock”). The amendment to the conversion terms represented a non-pro rata distribution to the holders of the Founder Preferred Stock. As a result, the Company recognized a non-cash expense for the incremental fair value conveyed through the amended terms. This expense was specific to the amendment of the Founder Preferred Stock and is not expected to recur in future periods.
(3)Secondary offering costs relate to fees and expenses incurred in conjunction with an underwritten secondary public offering by a certain stockholder of the Company. Pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of September 28, 2021, by and among the Company and the investors listed therein, we are obligated to bear the registration expenses associated with such offering. We did not receive any proceeds from the sale of shares by the selling stockholder.
The following table provides a reconciliation of net cash provided by operating activities to free cash flow:

	Trailing Twelve Months Ended September 30,
(in thousands)	2025	2026
Net cash provided by operating activities	$92,373	$142,156
Purchases of property and equipment	(21,598)	(36,267)
Free cash flow	$70,775	$105,889